UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 29, 2014

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands		N/A
(Address of principal executive offices)		(Zip Code)

+ 31 (0) 041 34 601
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On July 29, 2014, we entered into a Share Purchase Agreement with our wholly owned subsidiary, Symbid Holding B.V., and FAC 2 B.V., a limited liability corporation incorporated in The Netherlands.  Pursuant to the Share Purchase Agreement, we acquired FAC B.V. (“Acquiree”), a limited liability corporation incorporated in The Netherlands from FAC 2 B.V. in exchange for 2,750,000 shares of our restricted common stock.  Acquiree owns a perpetual, worldwide, exclusive license to infrastructure technology upon which we intend to develop a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands.  Acquiree was formed by FAC 2 B.V. for the specific purpose of holding the license and has no customers, employees, operations or revenues.  Acquiree’s only assets are its proprietary software and technology.  Prior to our acquisition of Acquiree, (i) an indirect employee of ours who is a member of Symbid B.V. (a wholly owned subsidiary of Symbid Holding B.V.) management and is also the managing director of a 5% shareholder of ours indirectly owned 20% of Acquiree; (ii) an indirect employee of ours who is a member of Symbid B.V. management indirectly owned 20% of Acquiree; and (iii) a minority shareholder of ours indirectly owned 10% of Acquiree.

Item 9.01 Financial Documents and Exhibits

(d) Exhibits

The following exhibits are filed with the Report:

Exhibit Number	Description

10.1	Share Purchase Agreement dated July 29, 2014 among Registrant, Symbid Holding B.V. and FAC 2 B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: August 4, 2014	By:	/s/ Korstiaan Zandvliet
Korstiaan Zandvliet
President